EXHIBIT (10.1)

COMMON STOCK GRANT AGREEMENT

    WHEREAS, ____________ ("Grantee") is a Non-Employee Director (as defined in the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "Plan")), of HNI Corporation, an Iowa corporation (the "Corporation"); and

    WHEREAS, the execution of a Common Stock Grant Agreement in the form hereof and the Common Stock Grant effected hereby have been duly authorized by a resolution of the Board of Directors of the Corporation duly adopted on May __, ______; and

    WHEREAS, the Corporation has determined that it would be in the best interests of the Corporation to issue the shares of Common Stock provided herein to Grantee in consideration of services to be performed for the Corporation.

    NOW, THEREFORE, in consideration and as additional compensation for services to be performed for the Corporation and for other good and valuable consideration, on the date hereof the Corporation issues to Grantee _____ shares of its Common Stock, par value $1.00 per share ("Common Stock"), and agrees to cause certificates for the shares granted hereunder to be delivered to Grantee, subject to the terms and conditions hereinafter set forth.

    This grant of Common Stock is made pursuant to the Plan, a copy of which is attached hereto.  This Agreement is subject to all the terms and conditions of the Plan, which are incorporated herein by reference.  Capitalized terms used herein and not defined are used as defined in the Plan.

    EXECUTED at Muscatine, Iowa, this ____ day of May, ______.

HNI Corporation

By:
Name: Jeffrey D. Lorenger
Title: Vice President, General Counsel and Secretary

    The undersigned Grantee hereby acknowledges receipt of an executed original of the Common Stock Grant Agreement and the 2007 Equity Plan for Non-Employee Directors of HNI Corporation, and accepts the grant made thereunder.

Grantee